Exhibit 10.14

Forward Purchase Agreement

     This Forward Purchase Agreement (as amended, modified or supplemented or amended and restated from time to time, the “Agreement”) is made as of August 2, 2005 between Goldman Sachs International, an unlimited liability company incorporated under the laws of England (“GSI”), and GSC Capital Corp. Loan Funding 2005-1, an exempted company incorporated with limited liability under the laws of the Cayman Islands (together with any successor thereto, the “Issuer”).

     WHEREAS, Issuer desires to arrange to sell its senior and subordinate debt obligations (the “Securities”) in an offering (the “Offering”) to be arranged by Goldman, Sachs & Co. (“GS&Co.”);

     WHEREAS, GSI, either as principal or acting as agent for GS&Co., will generate fees and commissions for its placement and sale of Securities;

     WHEREAS, Issuer will generate the cash flow necessary to satisfy its obligations under the Securities by, among other things, purchasing a pool of Bonds and Loans;

     WHEREAS, GSI, Issuer, Goldman Sachs Credit Partners L.P., the Collateral Manager and GSC Capital Corp. TRS Holdings, Inc. have entered into a Warehouse Agreement, dated July 22, 2005 (as amended, modified or supplemented or amended and restated from time to time, the “Warehouse Agreement”) providing for certain warehouse arrangements in connection with the acquisition and warehousing of the Bonds and Loans;

     WHEREAS, this Agreement provides for the warehousing of Bonds (each, a “Collateral Security”) by GSI for sale to Issuer on the Closing Date pursuant to the terms of this Agreement and the Warehouse Agreement;

     WHEREAS, Issuer has authorized GSCP (NJ), L.P. (the “Collateral Manager”) to select the Collateral Securities to be purchased, and the Collateral Manager will select (in all cases subject to Section 2(b) of the Warehouse Agreement) the Collateral Securities to be included in the Warehouse Portfolio (such Collateral Securities that are included in the Warehouse Portfolio on any date of determination, the “Initial Collateral Pool”), which Initial Collateral Pool shall be set forth in Annex A hereto and updated from time to time;

     WHEREAS, Issuer desires to engage GSI to acquire the Initial Collateral Pool for sale to Issuer on the Closing Date pursuant to the terms of this Agreement and the Warehouse Agreement; and

     WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Warehouse Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and agreements of the parties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Purchase and Settlement. (a) Issuer directs GSI and GSI agrees to use its reasonable efforts to locate and acquire the Bonds selected by the Collateral Manager to be a part of the Warehouse Portfolio pursuant to Section 2(a) of the Warehouse Agreement (each such acquired security, an “Acquired Collateral Security”); it being understood that such securities may be acquired from or by such parties as GSI shall, in its sole discretion, determine, including GSI, GS&Co. or affiliates thereof. In the event an Acquired Collateral Security becomes a Sale Security, the applicable provisions of Section 4 of the Warehouse Agreement shall control the manner of GSI’s disposition thereof.

     (b) On the Closing Date, Issuer shall pay the amounts specified in Section 3(a) of the Warehouse Agreement in the manner specified therein and Issuer shall accept delivery of the Acquired Collateral Securities.

     (c) Issuer acknowledges and agrees that any distributions of interest or principal, including any sale proceeds thereof, received by the Issuer or GSI on any Acquired Collateral Security during the Carry Period therefor will be for the account of GSI and Issuer has no claim thereon pursuant to this Agreement, subject, in each case, to the provisions of the Warehouse Agreement, including Section 2(m) thereof.

     (d) Except as otherwise set forth herein, Issuer’s obligation to pay for and accept delivery of the Acquired Collateral Securities in accordance with the terms hereof shall not be subject to any condition, including an adverse change in the market price or marketability of any Acquired Collateral Security or any adverse change in the business, affairs or financial condition of the issuer of or any obligor under any Acquired Collateral Security. Payment to GSI by the Issuer of the Adjusted Purchase Price for each Acquired Collateral Security on the Closing Date shall occur as specified in the Warehouse Agreement. Upon such payment, the Acquired Collateral Securities shall be transferred by GSI to an account designated by Issuer. Notwithstanding anything herein to the contrary, unless the parties hereto agree in writing otherwise, Issuer’s obligation to purchase and accept delivery of any Acquired Collateral Security shall be conditioned on (i) Issuer obtaining funding sufficient to permit it to purchase such Acquired Collateral Security and (ii) Issuer’s consent on the Closing Date to the purchase of any Acquired Collateral Security to the extent required under the Investment Advisers Act of 1940, as amended, or other applicable laws, rules or regulations. Issuer shall have no obligation to arrange for such funding; provided, however, that the Issuer shall take and shall refrain from taking all actions as may be reasonably requested by GSI or GS&Co to facilitate obtaining such funding, and in the event such funding is not obtained by Issuer prior to the Termination Date (or on such other date as may be mutually agreed upon by GSI and Issuer), none of Issuer, GSCC and GSI shall be under any obligation to purchase, acquire or deliver, as the case may be, any Acquired Collateral Securities or Collateral Securities, except as provided in Section 4 of the Warehouse Agreement. GSI shall in good faith and in a commercially reasonable manner determine the Adjusted Purchase Price, including any Realized Gain or Realized Loss on the sales of Acquired Collateral Securities, and such determination shall be provided to GSCC and Issuer in the manner described in Section 2(k) of the Warehouse Agreement.

     Section 2. Default. Upon any Event of Default (as defined below) with respect to either party, the non-defaulting party shall be entitled (without limiting any other rights or remedies the non-defaulting party may have under applicable law or regulation or by reason of normal business practice) to take any action necessary or appropriate to protect and enforce its rights and preserve the benefits of its bargain under this Agreement. In addition, in the event GSI is the non-defaulting party, GSI may sell and otherwise liquidate (or cause the sale or liquidation of) the Acquired Collateral Securities without prior notice to the Issuer.

      For purposes hereof, “Event of Default” with respect to either party means: (i) the occurrence of an Insolvency Event with respect to such party; (ii) any representation made by such party in Section 3 hereof is incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; or (iii) such party disaffirms, rejects or repudiates any of its obligations under this Agreement.

     Section 3. Representations and Warranties. (a) Issuer represents and warrants that: (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action (corporate and otherwise) to authorize such execution, delivery and performance; (ii) it is acting hereunder as principal; (iii) the person signing this Agreement on Issuer’s behalf is duly authorized to do so on Issuer’s behalf and is a director of Issuer; (iv) it has obtained all authorizations of any governmental body that may be required in connection with this Agreement and such authorizations are in full force and effect; (v) this Agreement constitutes a legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (vi) the execution, delivery and performance of this Agreement does not and will not violate any law, regulation, ordinance, charter, Memorandum and Articles of Association or rule applicable to Issuer or any agreement by which Issuer is bound or by which any of its assets are affected; and (vii) Issuer, together with its advisors, is knowledgeable of and experienced in the investment risks of entering into this Agreement and purchasing the Initial Collateral Pool from GSI and is, together with its advisors, capable of evaluating the merits and risks of this Agreement and the Initial Collateral Pool, and Issuer is able to bear the economic risks associated with this Agreement and its investment in the Initial Collateral Pool. Issuer shall be deemed to repeat all of the foregoing representations and warranties on each day prior to and including the Closing Date.

     (b) GSI represents and warrants that: (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action (corporate and otherwise) to authorize such execution, delivery and performance; (ii) the person signing this Agreement on GSI’s behalf is, as of the date hereof, duly authorized to do so on GSI’s behalf and is an executive director or more senior officer of GSI; (iii) it has obtained all authorizations of any governmental body required in connection with this Agreement and such authorizations are in full force and effect; (iv) this Agreement constitutes a legal, valid and binding obligation of GSI enforceable against GSI in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (v) the execution, delivery and performance of this Agreement do not and will not violate any law, regulation, ordinance, charter, by-law or rule applicable to GSI or any agreement by which GSI is bound or by which any of its assets are affected.

     Section 4. Initial Collateral Pool Amendment or Supplement. At any time and from time to time upon the purchase or sale of any Collateral Security pursuant to the Warehouse Agreement, Issuer and GSI may orally agree to amend or supplement Annex A hereof to add, substitute or remove Collateral Securities (such agreement to be promptly confirmed in writing by the parties); provided, however, that on the Closing Date, Issuer shall remain obligated to pay amounts owed under the Warehouse Agreement and accept delivery of all Acquired Collateral Securities then a part of the Initial Collateral Pool, and any substituted or removed Collateral Security will be included as an Acquired Collateral Security if, prior to such amendment or supplement, (i) GSI acquired (or caused the acquisition of) such security (whether or not actual delivery of such security has been made to GSI) or (ii) GSI obligated itself to acquire (or cause the acquisition of) such security, in each case in connection with this Agreement, provided, however, that Issuer shall not be obligated to accept delivery of any Acquired Collateral Security sold prior to such amendment or supplement to Annex A. Notwithstanding anything herein to the contrary, GSI and its agents may rely on any telephonic requests to supplement or amend Annex A hereof that are received by GSI or any of its agents from any individual reasonably believed by GSI or any such agent to be an authorized representative of the Collateral Manager.

     Section 5. Underlying Issuer Information. With respect to each Acquired Collateral Security and subject to any applicable confidentiality provisions, (a) GSI agrees to furnish, or cause to be furnished, promptly to the Issuer and the Collateral Manager: (i) such reports, certificates and other written information as are received by GSI and required to be delivered to or on behalf of the holders of such Acquired Collateral Security, (ii) such other information regarding the operations, business affairs or financial condition of the issuer or any guarantor of such Acquired Collateral Security, or compliance with the terms of such Acquired Collateral Security, as the Issuer (or the Collateral Manager on behalf of the Issuer) may reasonably request and that GSI is entitled to request under such Acquired Collateral Security and (iii) such Underlying Instruments in the possession of GSI as the Issuer (or the Collateral Manager on behalf of the Issuer) may reasonably request and (b) GSI agrees to notify the Issuer and the Collateral Manager, promptly following the receipt by GSI of actual notice thereof, of any event of default or similar event (however denominated) under the Acquired Collateral Security, or the merger or consolidation by the related issuer with or into, or any conveyance, transfer, lease or disposal by the issuer of (whether in one transaction or a series of transactions) all or substantially all of such issuer’s assets to, any person or entity or any other event which is likely to have a material adverse affect on the operations, business affairs or financial condition of such issuer. The Issuer agrees to be bound by, and to comply with, any applicable confidentiality provisions set forth in any Acquired Collateral Security or any document related thereto.

     Section 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     Section 7. Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     Section 8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9 Limited Recourse; Non-Petition. Each party to this Agreement hereby acknowledges and agrees that all obligations of the Issuer arising out of or in connection herewith or in connection with this Agreement shall constitute limited recourse obligations of the Issuer, payable solely from the Issuer’s assets (excluding the U.S.$250 from the proceeds of the issue and allotment of the Issuer’s shares and also excluding the U.S.$250 transaction fee payable to the Issuer for entering into the Transaction for the issue of the Offered Securities) (the “Assets”). Upon realization of the Issuer’s Assets and their reduction to zero, all unpaid or unsatisfied claims against the Issuer arising out of or in connection herewith shall be deemed to be extinguished and shall not thereafter revive. No party shall have any claim for any shortfall upon realization of the Issuer’s Assets and their reduction to zero. No party hereto shall take any action against any director, officer, employee, shareholder or administrator of the Issuer in relation to the obligations of the Issuer hereunder or under the Participation Agreement or Warehouse Agreement. Furthermore, GSI agrees not to petition or join in any petition for the winding up of the Issuer (or any analogous procedure having the effect of a winding up or liquidation) in any jurisdiction for the then applicable preference period in the relevant jurisdiction plus one day. Nothing in this paragraph shall preclude, or be deemed to stop, GSI (i) from taking any action prior to the expiration of the aforementioned preference period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a person other than GSI of any Affiliate thereof, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or any similar proceeding.

     Section 10. Amendments; Successors; Assignments. Except where otherwise expressly provided herein, no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each party hereto.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (b) The Collateral Manager shall be an intended third party beneficiary of this Agreement.

     (c) This Agreement, together with the Warehouse Agreement, sets forth the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes and cancels all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The parties hereto agree that in the event of a conflict between the provisions of this Agreement and the Warehouse Agreement, the provisions of the Warehouse Agreement shall control.

     (d) Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party hereto without the prior written consent of each other party hereto and any purported assignment without such consent shall be null and void; provided, however, that GSI may assign its rights and obligations to an Affiliate without Issuer’s consent. Any purported transfer that is not in compliance with this Section will be void.

     Section 11. Notices. Any and all notices, statements, demands, confirmations or other communications hereunder may be sent by a party to the other by mail, facsimile, international courier, telegraph, messenger or otherwise to the address specified in the Warehouse Agreement, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.

     Section 12. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

GSC CAPITAL CORP. LOAN FUNDING 2005-1

By:	/s/ Carrie Bunton

Name: Carrie Bunton
Title: Director

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Mitchell Rresnick

Name: Mitchell Rresnick
Title: Executive Director

[Signature Page to Forward Purchase Agreement]

ANNEX A

INITIAL COLLATERAL POOL

A - 1